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                                  EXHIBIT 99.4

             THIS PROXY FORM IS SOLICITED BY THE BOARD OF DIRECTORS

                              LIBSAB BANCORP, INC.
                               Mayfield, Kentucky

                 PROXY FORM FOR SPECIAL MEETING FOR SHAREHOLDERS

                (Please Mark, Sign, Date and Return Immediately)


     The undersigned Shareholder of Libsab Bancorp, Inc. (the "Bancorp"), 1104 Paris Road, Mayfield, Kentucky hereby appoints ___________________ and __________________ or either one of them (with full power to act along), my proxies, with full power of substitution, to represent me and vote all of the common stock of the Bancorp held of record by me or which I am otherwise entitled to vote, at the close of business on July 22, 1994, at the Special Meeting of the Bancorp's shareholders to be held at the main offices of the Bancorp located at 1104 Paris Road, Mayfield, Kentucky, on August 31,
1994 at 4:00 p.m. (local time), and at adjournments of that meeting, with all the powers I would possess if personally present, as follows:

     1. MERGER. A proposal to approve an Affiliation Agreement and related Plan of Merger (the "Affiliation Agreement") providing for the merger of Bancorp into PFC Acquisition Corporation II, a wholly owned subsidiary of Peoples First Corporation, a Kentucky corporation, as more fully described in the accompanying Notice of Special Meeting and prospectus-proxy statement, and to authorize such further action by the Board of Directors and any of its executive or other proper officers as may be necessary or appropriate to carry out the objects, intents and purposes of the Affiliation Agreement.

     FOR _______         AGAINST _______          ABSTAIN _______


     2. OTHER BUSINESS. Such other matters as may properly be brought before the Special Meeting or any adjournments thereof. (The Board of Directors does not know of any other such matters.)

     FOR _______         AGAINST _______          ABSTAIN _______


     The Board of Directors recommends a vote "FOR" Item 1.

     This proxy form is solicited by the Board of Directors and will be voted as specified in accordance with the accompanying Prospectus-Proxy Statement. If no instruction is indicated, then the above-named proxies or either of them will vote the shares represented hereby "FOR" approval of Item 1 and IN ACCORDANCE WITH THEIR DISCRETION on any other business that may properly come before the Special Meeting.

     Please mark, sign and date this proxy form and return it immediately in the enclosed envelope.

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Dated:  ______________, 1994.

______________________________________
Signature


No. of Shares _________

______________________________________
Signature if held jointly



                                       All joint owners should sign.  When
                                       signing as attorney, executor,
                                       administrator, trustee or guardian,
                                       please give full title as such.  If
                                       a corporation, please sign in full
                                       corporate name by president or
                                       other authorized officer.  If a
                                       partnership, please sign in
                                       partnership name by authorized
                                       person.